FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): August 18, 2000



                       Remington Products Company, L.L.C.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                              333-07429                     06-1451076
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State or other jurisdiction of    (Commission File Number)        (IRS Employer
 incorporation or organization)                              Identification No.)

60 Main Street, Bridgeport, Connecticut                                  06604
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(Address of principal executive  offices)                            (Zip Code)

Registrant's telephone number, including area code: (203) 367-4400



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Item 5.  Other Events.

         On August 18, 2000, the Company amended its Senior Credit Agreement to increase the total Revolving Credit Facilities from $70 million to $95 million. The incremental facility of $25 million matures on January 31, 2001 and will be drawn upon as needed to fund increased seasonal working capital requirements and for general corporate purposes.


Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

              10.1 Seventh Amendment dated as of August 18, 2000 to the Credit and Guarantee Agreement, dated as of May 23, 1996, among Remington Products Company, L.L.C., certain of its subsidiaries, various lending institutions, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent.







                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   REMINGTON PRODUCTS COMPANY, L.L.C.


                                   By:             /s/ Kris J. Kelley
                                        --------------------------------------
                                   Kris J. Kelley, Vice President and Controller


Date:  August 24, 2000